Exhibit 10.30

Execution Version

[Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private and confidential.]

INVESTCORP CREDIT MANAGEMENT BDC, INC.

as Issuer and

INVESTCORP CAPITAL PLC

as Agent

Indenture

Dated as of March 29, 2026

Providing for the Issuance

of

Floating Rate Senior Unsecured Notes

i

ii

Exhibits

Exhibit A	-	Form of Securities
Exhibit B	-	Form of Eligible Investor Certificate

iii

INDENTURE, dated as of March 29, 2026, between Investcorp Credit Management BDC, Inc., a Maryland corporation (hereinafter called the “Company”), having its principal office at 280 Park Avenue, 39th Floor, New York, NY 10017, and Investcorp Capital PLC, a company established under the laws of the Abu Dhabi Global Market in the United Arab Emirates, as Agent (hereinafter called the “Agent”), having its office at 1137 Register 17, 17, Al Maqam Tower, Abu Dhabi Global Market Square Al Maryah Island, Abu Dhabi, United Arab Emirates.

RECITALS OF THE COMPANY

The Company desires to issue and sell up to $65,000,000 in aggregate principal amount of the Company’s Floating Rate Senior Unsecured Notes due 2029 (the “Securities”).

The Company desires to establish the form and terms of the Securities.

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Securities and all acts and things necessary to make this Indenture a valid, binding, and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)
the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular and, pursuant to Section 3.01, any such item may be amended or modified as permitted by the terms of this Indenture;
(b)
all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America; and
(c)
the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms used in other Articles herein are defined in those Articles.

“Accredited Investor” means any Person that is an “accredited investor” for purposes of Rule 501(a) of Regulation D under the Securities Act.

“Act”, when used with respect to any Holder of a Security, has the meaning specified in Section 1.04.

“Additional Amounts” means any additional amounts that are required under the Securities under circumstances specified therein, to be paid by the Company in respect of certain taxes imposed on certain Holders and that are owing to such Holders.

“Adjusted SOFR Rate” means, for any Floating Interest Period, the rate per annum equal to the Benchmark for such Floating Interest Period plus the Margin.

“Adviser” means CM Investment Partners LLC.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Benchmark” means, initially, Term SOFR, as such term is defined herein; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, in each case, in accordance with Section 3.02, then “Benchmark” means the applicable Benchmark Replacement; provided, however, that if either Term SOFR or the Benchmark Replacement shall ever be less than the Floor, then Term SOFR or the Benchmark Replacement, as applicable, shall be deemed to be the Floor.

“Benchmark Replacement” means, with respect to the Securities, the first alternative set forth in the order below that can be determined by the Company as of the Benchmark Replacement Date (in each case, with the consent of the Required Holders; provided that the Required Holders shall be deemed to have consented to any such Benchmark Replacement unless they shall object thereto by written notice to the Company within ten (10) Business Days after having received notice thereof):

(a)
Daily Simple SOFR plus 0.10%;
(b)
the sum of (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(c)
the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(d)
the sum of (a) the alternate rate of interest that has been selected by the Company (with the consent of the Required Holders) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes with a Corresponding Tenor at such time and (b) the Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Indenture.

“Benchmark Replacement Adjustment” means, with respect to the Securities, the first alternative set forth in the order below that can be determined by the Company as of the Benchmark Replacement Date (in each case, with the consent of the Required Holders; provided that the Required Holders shall be deemed to have consented to any such Benchmark Replacement Adjustment unless they shall object thereto by written notice to the Company within ten (10) Business Days after having received notice thereof):

(a)
the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(b)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(c)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by such Required Holders giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes with a Corresponding Tenor at such time.

“Benchmark Replacement Conforming Changes” means, with respect to the Securities, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of “Floating Interest Period” (or any similar or analogous definition), the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Company, with the consent of the Required Holders, or the Required Holders decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if any portion of such market practice is not administratively feasible or if no market practice for use of the Benchmark Replacement exists, in such other manner as the Company determines is reasonably practicable); provided that the Required Holders shall be deemed to have consented to any such Benchmark Replacement Conforming Changes made by the Company unless they shall object thereto by written notice to the Company within ten (10) Business Days after having received notice thereof.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(a)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or
(b)
in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);
(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Board of Directors” means the board of directors of the Company, the executive committee or any committee of that board duly authorized to act hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Agent.

“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City or in that Place of Payment or particular location are authorized or obligated by law or executive order to close.

“Capital One Revolving Facility” means the senior secured revolving credit facility entered into between Investcorp Credit Management BDC SPV, LLC and Capital One, N.A. on August 23, 2021, as amended from time to time.

“Change of Control” means the occurrence of any of the following:

(i)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;
(ii)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;
(iii)
the approval by the Company’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Company; or
(iv)
the Company ceases to be managed by the Adviser or another Investcorp Affiliate.

“Change of Control Transaction” means any transaction, or series of related transactions, that results in (or could reasonably be expected to result in, as applicable) a Change of Control.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chief Executive Officer, President or a Vice President of the Company, and by the Chief Financial Officer, Chief Operating Officer, Secretary or an Assistant Secretary of the Company, and delivered to the Agent.

“Controlled Subsidiary” means any Subsidiary of the Company, 50% or more of the outstanding equity interests of which are owned by the Company and its direct or indirect Subsidiaries and of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Corporate Office” means the principal designated office of the Agent, which at the date hereof is 1137 Register 17, 17, Al Maqam Tower, Abu Dhabi Global Market Square Al Maryah Island, Abu Dhabi, United Arab Emirates, Attention: Investcorp Credit Management BDC, Inc., or such other address as the Agent may designate from time to time by notice to the Holders and the Company, or the principal designated corporate office of any successor Agent (or such other address as such successor Agent may designate from time to time by notice to the Holders and the Company).

“Corporation” includes corporations, associations, companies and business trusts.

“Corresponding Tenor” means a tenor (including overnight) or any Floating Interest Period having approximately the same length (disregarding business day adjustment) as the Securities.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”") that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator's Website. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, the SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator's Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such SOFR Determination Date will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator's Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of the calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

“Debt Transaction” means a transaction pursuant to which the Company and/or one or more of its Subsidiaries, (i) incurs, raises, assumes or otherwise becomes liable for (or would incur, raise, assume or otherwise become liable for, as applicable) additional Indebtedness (other than Permitted Indebtedness) including any refinancing, replacement or substitution of Indebtedness (whether or not such transaction results in an increase in the aggregate outstanding principal amount of Indebtedness), and/or (ii) amends, restructures, compromises, waives, extends, forbears or otherwise modifies the terms of any Existing Indebtedness, or otherwise consents to do any of the foregoing (or would amend, restructure, compromise, waive, extend, forbear or otherwise modify the terms of any Existing Indebtedness, or otherwise consent to do any of the foregoing, as applicable).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.08.

“Disposal Transaction” means a transaction, or series of related transactions, pursuant to which the Company and/or one or more of its Subsidiaries, sells, transfers, or otherwise disposes of (or would sell, transfer or otherwise dispose of, as applicable), whether directly and/or indirectly, the legal and/or beneficial interest in (and/or an economic interest with respect to the legal and/or beneficial interest in) one or more Portfolio Investments which, individually or in the aggregate, have an aggregate Fair Value equal to or greater than 10% of the aggregate Fair Value of all Portfolio Investments.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“DRIP” means the dividend reinvestment plan of the Company in effect on the date of this Indenture.

“Eligible Investor Certificate” means a certificate in the form of Exhibit B affirming that prospective investors are either (a) Accredited Investors, (b) Qualified Institutional Buyers or (c) not United States Persons, and making certain other representations set forth therein.

“Emergency Disposal Transaction” means any Disposal Transaction with respect to which the Company determines, acting reasonably and in good faith, that it is not reasonably possible to obtain, prior to the consummation thereof, the written consent of the Required Holders in accordance with Section 10.09. without causing, directly or indirectly, the Company and/or any of its Subsidiaries to breach any material legal, contractual or regulatory restriction (including, without limitation, material restrictions pursuant to the terms of any Existing Indebtedness) and provided that the Company shall notify the Required Holders as soon as reasonably practicable following such Emergency Disposal Transaction and shall provide reasonable supporting evidence of the circumstances giving rise to such Emergency Disposal Transaction.

“Equity Interests” means, with respect to any Person, any shares of capital stock, partnership interests, membership interests, limited liability company interests, trust interests, joint venture interests or other equity or ownership interests (including beneficial interests), whether voting or non‑voting, and any warrants, options or other rights to acquire any of the foregoing, but excluding any debt securities convertible into, or exchangeable for, such equity or ownership interests until such conversion or exchange.

“Equity Transaction” means a transaction or series of related transactions (other than a Debt Transaction or a transaction to raise Permitted Indebtedness), pursuant to which the Company and/or one or more of its Subsidiaries (a) raises or would raise additional equity finance, including, without limitation, by way of the issue of additional Equity Interests to any Person; and/or (b) issues, consolidates, sub-divides or redesignates any Equity Interests, or reduces, reorganizes or otherwise alters its share capital or equity capital; and/or (c) amends, waives or modifies, or consents to the amendment, waiver or modification of, the DRIP or any similar equity incentive or issuance program of the Company or any of its Subsidiaries.

“Event of Default” has the meaning specified in Article Five.

“Existing Indebtedness” means Indebtedness outstanding prior to the date of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any statute successor thereto.

“Fair Value” means fair value in accordance with the Investment Company Act and Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements and Disclosures;

“Financing or Refinancing Proceeds” means the net cash proceeds received by the Company from (a) the issuance of any Indebtedness pursuant to any Debt Transaction entered into in accordance with this Indenture after the date of this Indenture for the primary purpose of funding a redemption of the Securities, or (b) the refinancing, replacement, or extension of any Existing Indebtedness pursuant to any Debt Transaction entered into in accordance with this Indenture after the date of this Indenture for such purpose; but excluding, in each case:

(i)
drawings under any Existing Indebtedness, including any revolving credit facility, subscription facility, credit line, or other lending arrangement entered into or committed by the Company or any Subsidiary thereof prior to the date of this Indenture, including the Capital One Revolving Financing, to the extent such drawings are made in the ordinary course of the Company's business and not for the primary purpose of funding a redemption of the Securities;
(ii)
any equity or capital contributions received by the Company pursuant to any Equity Transaction entered into in accordance with this Indenture after the date of this Indenture;

(iii)
proceeds from the issuance of any Equity Interests or any exchange or conversion of Equity Interests pursuant to any Equity Transaction entered into in accordance with this Indenture after the date of this Indenture; and
(iv)
cash generated in the ordinary course of the Company’s business (including, without limitation, yield or repayment from Portfolio Investments, proceeds from Disposal Transactions entered into prior to the date of this Indenture or in accordance with this Indenture after the date of this Indenture, interest income, dividend income, yield payments, repayment or prepayment of principal from Portfolio Investments, return of capital distributions from Portfolio Investments, and proceeds from any other realization event in respect of Portfolio Investments).

“Floating Interest Period” means, with respect to any Security, each period from and including the Reset Date for such Security to but excluding the immediately subsequent Reset Date for such Security. Notwithstanding the foregoing, (a) the first Floating Interest Period shall begin on the date the Securities are issued and end on the first Interest Payment Date and (b) the final Floating Interest Period shall end on, and exclude the earlier of (x) the respective date on which the principal amount of the Securities are paid in full and (y) the Maturity for such Security.

“Floating Interest Rate Determination Date” means, with respect to any Security, the first day of the applicable Floating Interest Period.

“Floor” means zero percent (0.00%).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“ICAP” means Investcorp Capital PLC, a company established under the laws of the Abu Dhabi Global Market in the United Arab Emirates, having its registered office at 1137 Register 17, 17, Al Maqam Tower, Abu Dhabi Global Market Square Al Maryah Island, Abu Dhabi, United Arab Emirates and registered with the Abu Dhabi Global Market Registration Authority under number 000009782.

“Indebtedness” means, in respect of the Company or any of its Subsidiaries, any indebtedness for or in respect of: (a) moneys borrowed; (b) any amount raised by acceptance under any acceptance credit facility or dematerialized equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Company or the relevant Subsidiary’s accounting principles applied consistently with past practice, be treated as a balance sheet liability; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (f) the deferred purchase price of property or services (including any forward sale or purchase agreement) having the commercial effect of a borrowing; (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account); (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of any person’s indebtedness for any of the items referred to in paragraphs (a) to (g) above; and (i) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Indenture” means this Indenture as it may from time to time be supplemented or amended pursuant to the terms of this Indenture.

“Interest” and “interest” includes Additional Amounts payable in respect of the Securities.

“Interest Payment Date” shall mean the last Business Day of each calendar quarter, commencing June 30, 2026.

“Investcorp Affiliate” means (i) each Affiliate of Investcorp Holdings, (ii) IHL and each Affiliate thereof, and (iii) ICAP and each Affiliate thereof, in each case from time to time.

“Investcorp Holdings” means Investcorp Holdings B.S.C. (Closed), a closed joint stock company duly established in the Kingdom of Bahrain under commercial registration number 12411, with its registered office at Flat 61, Building 499, Road 1706, Block 317, Diplomatic Area, PO Box 5340, Manama, Bahrain.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations promulgated thereunder, to the extent applicable, and any statute successor thereto.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Margin” means 5.50 per cent. per annum.

“Maturity” means the earlier of (i) July 1, 2029 or (ii) the date the principal of such Security or an installment of principal becomes due and payable as herein provided, by declaration of acceleration, notice of redemption, notice of option to elect repayment, notice of exchange or otherwise.

“Minimum Return” has the meaning provided in Section 11.01.

“Minimum Return Payment” has the meaning provided in Section 11.01.

“Notice of Default” has the meaning provided in Section 5.01.

“Officers’ Certificate” means a certificate signed by the Chief Executive Officer, President or a Vice President of the Company, and by the Chief Financial Officer, Chief Operating Officer, Chief Compliance Officer, Secretary or an Assistant Secretary of the Company, and delivered to the Agent.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or who may be an employee of or other counsel for the Company and who shall be reasonably satisfactory to the Agent.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities, theretofore authenticated and delivered under this Indenture, except:

(i)
Securities theretofore cancelled by the Agent or delivered to the Agent for cancellation; and
(ii)
Securities which have been paid pursuant to Section 3.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Agent proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Agent shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which a Responsible Officer of the Agent actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Agent the pledgee’s right so to act with respect to such Securities and that the pledgee is not the

Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of the Company.

“Permitted Holders” means (i) the Company, (ii) one or more of the Company’s Controlled Subsidiaries or (iii) one or more Investcorp Affiliates.

“Permitted Indebtedness” means: (i) Indebtedness under the Securities; (ii) unsecured Indebtedness incurred by the Company or any Controlled Subsidiary in the ordinary course of business for administrative, operational or tax purposes, in an aggregate outstanding principal amount not exceeding $10 million at any time; (iii) Indebtedness arising under cash-management, netting, settlement, custody or deposit arrangements entered into in the ordinary course of business; (iv) Indebtedness consisting of guarantees by the Company or any Subsidiary of obligations that constitute Permitted Indebtedness; (v) Indebtedness in respect of taxes, assessments, governmental charges or claims being contested in good faith and by appropriate proceedings; (vi) Indebtedness arising by operation of law in the ordinary course of business, including mechanics’, suppliers’, judgment or similar obligations; (vii) Existing Indebtedness (including, for the avoidance of doubt, any drawings, rollovers, extensions or renewals, in each case to the extent permitted by this Indenture); and (viii) any other Indebtedness expressly approved in writing by the Required Holders.

“Permitted Security Interest” means (i) Security Interests securing obligations that constitute Permitted Indebtedness, but only to the extent expressly consented to in writing by the Required Holders; (ii) Security Interests arising solely by operation of law in the ordinary course of business and securing obligations that are not overdue for more than thirty (30) days or are being contested in good faith by appropriate proceedings; (iii) Security Interests on cash or Cash Equivalents in connection with customary cash-management, netting, clearing, custody, settlement or deposit account arrangements entered into in the ordinary course of business; (iv) Security Interests securing obligations in respect of taxes, assessments, governmental charges or claims not yet due or which are being contested in good faith by appropriate proceedings; (v) Security Interests securing judgments that do not constitute an Event of Default and are being contested in good faith by appropriate proceedings; (vi) Security Interests arising pursuant to and in accordance with the terms of the Capital One Revolving Facility; and (vii) any other Security Interest approved in writing by the Required Holders.

“Person” means any individual, corporation, partnership, joint venture, association, jointstock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

“Place of Payment”, when used with respect to the Securities, means the place or places where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified and as contemplated by Sections 3.01 and 10.02.

“Portfolio Investments” means any debt, equity, or other investment held by the Company and/or any of its Subsidiaries (other than cash, cash equivalents, and money market instruments held in the ordinary course of treasury management), including, without limitation: (i) any loan, note, bond, debenture, or other debt instrument; (ii) any share, membership interest, partnership interest, or other equity interest; (iii) any warrant, option, or other right to acquire any of the foregoing; and (iv) any other investment held in the ordinary course of the Company's business as a business development company regulated under the Investment Company Act, in each case, as reflected in the Company’s most recent annual report and quarterly report filed with the Commission prior to the relevant date of determination;

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Qualified Institutional Buyer” has the meaning set forth in Rule 144A under the Exchange Act.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Time” with respect to any determination of the Benchmark means (1) if such Benchmark is Term SOFR, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, and (2) if the Benchmark is not based on SOFR, the time determined by the Company in accordance with the Benchmark Replacement Conforming Changes.

“Registered Security” means any Security that is registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities means the date specified for that purpose as contemplated by Section 3.01, whether or not a Business Day.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York (the “FRBNY”), or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the FRBNY, or any successor thereto.

“Required Holders” means at any time on or after the date of issuance and sale of the Securities pursuant to this Indenture, the holders of greater than 50% in principal amount of the Securities at the time Outstanding (exclusive of Securities then owned by the Company or, when Investcorp Affiliates have ceased to be the holders of greater than 50% in principal amount of the Securities at the time Outstanding, any of the Company’s Affiliates).

“Repo” means a securities repurchase or resale agreement or reverse repurchase or resale agreement, a securities borrowing agreement, or any agreement relating to securities which is similar in effect to any of the foregoing, and for the purposes of this definition, the term “securities” shall mean any capital stock, share, debenture or other debt or equity instrument, whether issued by any private or public company, any government or agency or instrumentality thereof or any supranational, international or multilateral institution or organization.

“Reset Date” means, with respect to any Security, the last business day of each fiscal quarter, commencing June 30, 2026.

“Responsible Officer”, when used with respect to the Agent, means any officer of the Agent assigned by the Agent to administer its corporate matters and who shall have direct responsibility for the administration of this Indenture.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities delivered under this Indenture.

“Security Interest” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect but, for the avoidance of doubt, excludes any Repo.

“Securities Act” means the Securities Act of 1933, as amended, and any statute successor thereto.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act, as such regulation is in effect on the date of this Indenture (but excluding any Subsidiary which is (a) a non-recourse or limited recourse Subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with the Company for purposes of GAAP).

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the FRBNY (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the FRBNY, currently at http://www.newyorkfed.org, or any successor source.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities means a date fixed by the Agent pursuant to Section 3.08.

“Specified Transaction” means [***].

“Subsidiary” means (1) any corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (4) with respect to the Company, any Person directly or indirectly controlled by the Company. For the purposes of this definition, (a) “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency, and (b) “control”, when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the term “controlled” shall have the meaning correlative to the foregoing. In addition, for purposes of this definition, ‘Subsidiary’ shall exclude any investments held by the Company in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of the Company and its Subsidiaries.

“Term SOFR” means, for any calculation with respect to a Security for any Floating Interest Period, the TSFR3M Index Screen Rate for the first day of such Floating Interest Period.

“TSFR3M Index Screen Rate” means the TSFR3M Index Screen Rate (as provided by the CME Group Benchmark Administration Limited or any successor administrator or service) as displayed on Bloomberg Financial Markets.

“United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States Person” means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States Person under any applicable Treasury regulations), any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States Persons prior to such date that elect to continue to be treated as United States Persons, will also be United States Persons.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unrestricted Cash” means, as of the date of the relevant determination, the aggregate amount of cash and cash equivalents (including, without limitation, immediately available deposits and money market funds) of the Company and its Subsidiaries, less the aggregate amount of cash and cash equivalents that: (a) are subject to any Security Interest (other than a Permitted Security Interest), escrow, trust, reserve, retention or similar arrangement in favor of any third party (including any lender, counterparty, governmental authority or customer); (b) are subject to legal, contractual or regulatory restrictions (including restriction under applicable law, regulation, court order, agreement or organizational document or restrictions pursuant to the terms of any Existing Indebtedness) on their use for payments pursuant to this Indenture; (c) are required to be maintained for operational, insurance, tax, pension, payroll or similar purposes in the ordinary course of business, as reasonably determined by the Company or the relevant Subsidiary (but excluding, for the avoidance of doubt, any amounts of cash comprising working capital); (d) constitute cash collateral posted in respect of Existing Indebtedness comprising letters of credit, bank guarantees, hedging obligations, performance bonds or similar instruments; (e) may not be repatriated from a particular jurisdiction due to currency controls, restrictions on upstreaming or similar limitations on repatriation (in each case other than customary delays or de minimis restrictions); or (f) represent deferred revenue or other amounts held for the account of third parties.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Voting Stock” as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Section 1.02. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Agent to take any action under any provision of this Indenture, the Company shall furnish to the Agent an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.05) shall include:

(a)
a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;
(b)
a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)
a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such condition or covenant has been complied with; and
(d)
a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Agent.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information as to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations as to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders.

(a)
Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities may, alternatively, be embodied in and evidenced by the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article Twelve, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Agent and the Company and any agent of the Agent or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 12.06.
(b)
The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing or the authority of the Person executing the same may also be proved in any other reasonable manner that the Agent deems sufficient.
(c)
The ownership of Registered Securities shall be proved by the Security Register.
(d)
If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.
(e)
Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent, any Security Registrar or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05. Directions and Consents of Required Holders

(a)
Any consent, approval, waiver, direction or instruction that, pursuant to this Indenture, may be provided by, or any consultation (including, without limitation, take into account the relevant Person’s views and recommendations with respect to the relevant subject matter) that, pursuant to this Indenture, is required to be entered into with, the Required Holders may be provided by or entered into with (as applicable) (a) the Required Holders, or (b) any Person designated in writing by the Required Holders for such purpose (a “Required Holder Nominee”), and each reference in each such context in this Indenture to “the Required Holders” shall be interpreted as a reference to “the Required Holders or any Required Holder Nominee”. As of the date hereof, it is acknowledged and agreed that Investcorp S.A. and each of its directors has been designated as a Required Holder Nominee.
(b)
The Company and the Agent may rely conclusively on any consent, approval, waiver, direction or instruction delivered by, and any consultation entered into with, a Required Holder Nominee unless and until written notice of revocation of such designation is received from the Required Holders.
(c)
Where this Indenture requires the Company to consult with, or take into account the views of, the Required Holders or any Required Holder Nominee, the Company shall act in good faith in doing so, but neither the Company nor any member of the Board of Directors shall be required to act inconsistently with applicable law (including, without limitation, the Investment Company Act) and/or, in the case of each member of the Board of Directors, any of their respective fiduciary duties.

Section 1.06. Notices, Etc., to Agent and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)
the Agent by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished, filed or mailed, first-class postage prepaid in writing to or with the Agent at its Corporate Office, Attention: Investcorp Credit Management BDC, Inc. or at any other address previously furnished in writing to the Company by the Agent, or
(b)
the Company by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, to the attention of its Secretary or at any other address previously furnished in writing to the Agent by the Company.

Section 1.07. Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders of Registered Securities by the Company or the Agent, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Agent shall constitute a sufficient notification to such Holders for every purpose hereunder.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.08. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10. Separability Clause.

In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflicts of laws.

Section 1.13. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security other than a provision in the Securities which specifically states that such provision shall apply in lieu of this Section), payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Maturity; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, or Maturity, as the case may be.

Section 1.14. Submission to Jurisdiction.

The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in The City of New York in any action or proceeding arising out of or relating to the Indenture and the Securities, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

ARTICLE TWO

SECURITIES FORMS

Section 2.01. Forms of Securities.

The Registered Securities shall be in substantially the form of Exhibit A in accordance with Section 3.01, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or to conform to usage.

Section 2.02. Form of Agent’s Certificate of Authentication.

Subject to Section 6.09, the Agent’s certificate of authentication shall be in substantially the following form:

This is one of the Securities designated therein referred to in the within-mentioned Indenture.

Investcorp Capital PLC, as Agent

By
Authorized Officer

ARTICLE THREE

THE SECURITIES

Section 3.01. Terms of the Securities.

(a)
The aggregate principal amount of the Securities that may be authenticated and delivered under the Indenture shall be $65,000,000. No Securities may be issued by the Company pursuant to this Indenture after March 30, 2026 (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.05 or 3.07 hereto).
(b)
The entire Outstanding principal amount of the Securities shall be payable on July 1, 2029, unless earlier redeemed or repurchased in accordance with the provisions of this Indenture.

(c)
The rate at which the Securities shall bear interest shall be at a floating rate equal to the Adjusted SOFR Rate from time to time applicable to the Securities, except if any Event of Default occurs, the Securities shall bear interest from and after such date at a rate of 10.0% per annum upon the earlier of (a) notice of such Event of Default by the Agent to the Company, and (b) the occurrence of an Event of Default under subsection (a), (b), (d) or (e) of Section 5.01. The date from which interest shall accrue on the Securities shall be April 1, 2026, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Securities shall be the last business day of each fiscal quarter, commencing June 30, 2026; the initial interest period will be the period from the date that the Securities are issued to and including June 29, 2026, and the subsequent interest periods will be the periods from and including an Interest Payment Date to, but excluding, the next Interest Payment Date or the Maturity, as the case may be; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the Person in whose name the Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 15, June 15, September 15 and December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Payment of principal of (and premium, if any, on) and any such interest on the Securities will be made to each Holder by wire transfer of immediately available funds to an account at a bank designated by such Holder (upon not less than 15 Business Days’ notice prior to the time of payment). Interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months.
(d)
For each Floating Interest Period, the Adjusted SOFR Rate applicable to the Securities shall be determined by the Adviser on the Floating Interest Rate Determination Date, and notice of the Adjusted SOFR Rate shall be given to the Holders of the Securities on such day, together with a copy of the relevant screen used for the determination of SOFR, a calculation of the Adjusted SOFR Rate for such Floating Interest Period in reasonable detail, the number of days in such Floating Interest Period and the date on which interest for such Floating Interest Period will be paid in accordance with Section 3.01(b) hereof. In the event that the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities (the “Required Holders”) do not concur with any such determination by the Adviser, within ten (10) Business Days after receipt by the holders of a notice delivered by the Adviser pursuant to the immediately preceding sentence, such holders shall provide notice to the Company, together with a copy of the relevant screen used for the determination of SOFR, a calculation of the Adjusted SOFR Rate for such Floating Interest Period in reasonable detail, the number of days in such Floating Interest Period, the date on which interest for such Floating Interest Period will be paid in accordance with Section 3.01(b) hereof and the amount of interest to be paid to each holder of Securities on such date, and any such determination made in accordance with the provisions of this Agreement by the Required Holders shall be binding upon the Company absent manifest error.
(e)
The Agent’s certificate of authentication on the Securities shall be substantially in the form in Section 2.02 hereto. Each Security shall represent the aggregate amount of the Outstanding Securities as shall be specified therein and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Security to reflect the amount of any increase or decrease in the amount of Outstanding Securities represented thereby shall be made by the Agent or the Security Registrar, in accordance with Section 3.05 hereto.
(f)
The Securities shall be issuable and may be transferred in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
(g)
Holders of the Securities will not have the option to have the Securities repaid prior to the Maturity.

Section 3.02. Benchmark Replacement.

(a)
Benchmark. Notwithstanding anything to the contrary herein, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement.
(b)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Company, with the consent of the Required Holders, will have the right to make Benchmark Replacement Conforming Changes with respect to such Benchmark Replacement from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such conforming changes with respect to such Benchmark Replacement will become effective with respect to the Securities with the consent of the Required Holders; provided that the Required Holders shall be deemed to have consented to any such Benchmark Replacement Conforming Changes unless they shall object thereto by written notice to the Company within ten (10) Business Days after having received notice thereof.
(c)
Notices; Standards for Decisions and Determinations. The Company will promptly notify the Holders in writing of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by the Company pursuant to this Section 3.02(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will become effective with respect to the Securities with the consent of the Required Holders; provided that the Required Holders shall be deemed to have consented to any such determination, decision or election unless they shall object thereto by written notice to the Company within ten (10) Business Days after having received notice thereof.

(d)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Company in its reasonable discretion, or (B) the administration of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Company, with the consent of the Required Holders, may modify the definition of “Floating Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor; provided that the Required Holders shall be deemed to have consented to any such modification unless they shall object thereto by written notice to the Company within ten (10) Business Days after having received notice thereof; and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Company, with the consent of the Required Holders, may modify the definition of “Floating Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor; provided that the Required Holders shall be deemed to have consented to any such modification unless they shall object thereto by written notice to the Company within ten (10) Business Days after having received notice thereof .
(e)
Rates. The Company does not warrant or accept responsibility for, and shall have no liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to SOFR, Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Company may select information sources or services in their reasonable discretion to ascertain SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Indenture, and shall have no liability to the Purchaser, any holder of Securities or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 3.03. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, or any of its Vice Presidents and attested by its Secretary or any of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or electronic (with original manual signature to be sent to the Agent as promptly as practicable thereafter) signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

Securities bearing the manual or electronic signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

Section 3.04. [Reserved.]

Section 3.05. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Office of the Agent or in any office or agency of the Company in a Place of Payment a register of Securities (the registers maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to collectively as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Agent, at its Corporate Office, is hereby initially appointed “Security Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities on such Security Register as herein provided, and for facilitating exchanges of temporary Securities for permanent Securities, as herein provided. In the event that the Agent shall cease to be Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

Upon surrender for registration of transfer of any Registered Security at any office or agency of the Company in a Place of Payment, the Company shall execute, and the Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding and containing identical terms and provisions.

At the option of the Holder, Registered Securities may be exchanged for other Registered Securities, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Registered Securities to be exchanged at any such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Agent shall authenticate and deliver, the Registered Securities that the Holder making the exchange is entitled to receive.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Agent shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney or any transfer agent duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company or the Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

The Company shall not be required (i) to register the transfer of or exchange any Registered Security selected for redemption or (iii) to issue, register the transfer of or exchange any Security that has been surrendered for repayment at the option of the Holder.

Section 3.06. Representations and Warranties

Each Holder (including subsequent transferees) of the Securities (including any beneficial or economic interest therein) will be required to represent, warrant, acknowledge and agree as follows:

(a)
The Holder is either (A) an Accredited Investor, (B) a Qualified Institutional Buyer, is aware that the offer and sale to it may be made in reliance on Rule 144A or another exemption from registration under the Securities Act and is acquiring the Securities for its own account or for the account of a Qualified Institutional Buyer, not with a view to, or for offer or sale in connection with, any distribution of Securities in violation of the Securities Act or (C) not a United States Person.
(b)
The Holder understands that the Securities are being offered in a transaction not involving any public offering in the United States or elsewhere within the meaning of the Securities Act, that the Securities have not been and will not be registered under the Securities Act and that if in the future it decides to offer, resell, pledge or otherwise transfer any of the Securities, such Securities may not be offered, resold, pledged or otherwise transferred except pursuant to an exemption from registration. Notwithstanding the availability of an exemption from the registration requirements under the Securities Act, the Securities may be offered, resold, pledged or otherwise transferred only (A)(i) to the Company or (ii) to a person that is either (x) an Accredited Investor , (y) a Qualified Institutional Buyer acquiring the Securities for its own account or the account of a person that is a Qualified Institutional Buyer, in a transaction meeting the requirements of Rule 144A or another exemption from registration under the Securities Act or (z) not a United States Person, (B) in accordance with any applicable securities laws of any State of the United States and other jurisdictions and (C) subject to and in accordance with the terms and conditions set forth in this Indenture. In connection with any transfer of the Securities pursuant to clause (A) above, the Holder will furnish to the Company, prior to such transfer, such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
(c)
The Holder and each account for which it is purchasing or otherwise acquiring the Securities will purchase, hold or transfer at least the minimum denomination of the Securities.
(d)
The Holder understands that the Securities will, unless otherwise agreed by the Company and the holder thereof, bear a legend substantially to the effect included in the form of Securities attached as Exhibit A hereto.

Section 3.07. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Agent or the Company, together with, in proper cases, such security or indemnity as may be required by the Company or the Agent to save each of them or any agent of either of them harmless, the Company shall execute and the Agent shall authenticate and deliver in exchange therefor a new Security and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Agent that such Security has been acquired by a protected purchaser, the Company shall, subject to the following paragraph, execute and upon its request the Agent shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company, the Paying Agent, or the Security Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agent, the Paying Agent, or the Security Registrar) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.08. Payment of Interest; Interest Rights Preserved.

(a)
Interest, if any, on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest by wire transfer of immediately available funds to an account maintained by such Holder.

Any interest on any Registered Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)
The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify each Holder in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by such Holder), and at the same time the Company shall pay each Holder an amount of money in Dollars in which the Securities are payable equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to such Holder for such deposit on or prior to the date of the proposed payment. Thereupon the Agent shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Holders of the notice of the proposed payment. The Agent shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
(b)
The Company may make payment of any Defaulted Interest on the Registered Securities in any other lawful manner, if, after notice given by the Company to the Holders of the proposed payment pursuant to this clause.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

Section 3.09. Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Agent and any agent of the Company or the Agent shall treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.08) interest, if any, on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Agent nor any agent of the Company or the Agent shall be affected by notice to the contrary.

Section 3.10. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Agent, be delivered to the Agent, and any such Securities surrendered directly to the Agent for any such purpose shall be promptly cancelled by the Agent. The Company may at any time deliver to the Agent for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Agent (or to any other Person for delivery to the Agent) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Agent. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Agent for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Cancelled Securities held by the Agent shall be destroyed by the Agent in accordance with its customary procedures, unless by a Company Order the Company directs the Agent to deliver a certificate of such destruction to the Company or to return them to the Company.

Section 3.11. Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 3.12. Currency and Manner of Payments in Respect of Securities.

Payment of the principal of (and premium, if any, on) and interest, if any, on any Registered Security will be made in Dollars.

Section 3.13. CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Agent shall indicate the respective “CUSIP” numbers of the Securities in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Agent as promptly as practicable in writing of any change in the CUSIP numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of Indenture.

Except as set forth below, this Indenture shall upon Company Request cease to be of further effect with respect to Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto, any surviving rights of tender for repayment at the option of the Holders and any right to receive Additional Amounts, as provided in Section 10.04), and the Agent, upon receipt of a Company Order, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

(a)
either
(A)
all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 and (ii) Securities for whose payment money has theretofore been deposited in trust with the Agent or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Agent for cancellation; or
(B)
all Securities
(i)
have become due and payable, or

(ii)
if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Agent for the giving of notice of redemption by the Agent in the name, and at the expense, of the Company, and the Company, in the case of (i) or (ii) above, has irrevocably deposited or caused to be deposited with the Agent as trust funds in trust for such purpose, solely for the benefit of the Holders, an amount in Dollars in which the Securities are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Agent for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity or Redemption Date, as the case may be;

(b)
the Company has irrevocably paid or caused to be irrevocably paid all other sums payable hereunder by the Company; and
(c)
the Company has delivered to the Agent an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Agent and any predecessor Agent under Section 6.06 and, if money shall have been deposited with the Agent pursuant to subclause (B) of clause (a) of this Section, the obligations of the Agent under Section 4.02 and the last paragraph of Section 10.03 shall survive any termination of this Indenture.

Section 4.02. Application of Trust Funds.

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Agent pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Agent may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with or received by the Agent, but such money need not be segregated from other funds except to the extent required by law. In acting under this Indenture and in connection with the Securities, the Paying Agent shall act solely as an agent of the Company, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder.

ARTICLE FIVE

REMEDIES

Section 5.01. Events of Default.

“Event of Default”, wherever used herein with respect to Securities, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)
default in the payment of any interest upon any Security when such interest becomes due and payable, and continuance of such default for a period of 30 days; or
(b)
default in the payment of the principal of (or premium, if any, on) any Security when it becomes due and payable at its Maturity; or
(c)
default in the performance, or breach, of any covenant or agreement of the Company in this Indenture with respect to any Security, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Agent or to the Company and the Agent by the Holders of at least 50% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
(d)
the Company, pursuant to or within the meaning of any Bankruptcy Law:
(A)
commences a voluntary case or proceeding under any Bankruptcy Law,
(B)
consents to the commencement of any bankruptcy or insolvency case or proceeding against it, or files a petition or answer or consent seeking reorganization or relief against it,
(C)
consents to the entry of a decree or order for relief against it in an involuntary case or proceeding,
(D)
consents to the filing of such petition or to the appointment of or taking possession by a Custodian of the Company or for all or substantially all of its property, or
(E)
makes an assignment for the benefit of creditors, or admits in writing of its inability to pay its debts generally as they become due or takes any corporate action in furtherance of any such action; or
(e)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)
is for relief against the Company in an involuntary case or proceeding, or

(B)
adjudges the Company bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, or
(C)
appoints a Custodian of the Company or for all or substantially all of its property, or
(D)
orders the winding up or liquidation of the Company,

and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(f)
if, pursuant to Sections 18(a)(1)(c)(ii) and 61 of the Investment Company Act, on the last business day of any calendar quarter the Securities shall have an asset coverage (as such term is used in the Investment Company Act) of less than 125.00 per centum;
(g)
any other Event of Default provided with respect to Securities;
(h)
a Change of Control occurs;
(i)
default by the Company or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25 million in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to the Company by the Agent or to the Company and the Agent by the Holders of at least 50% in aggregate principal amount of the Securities then Outstanding.

The term “Bankruptcy Law” means title 11, U.S. Code or any applicable federal or state bankruptcy, insolvency, reorganization or other similar law. The term “Custodian” means any custodian, receiver, trustee, assignee, liquidator, sequestrator or other similar official under any Bankruptcy Law.

Section 5.02. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default under Section 5.01(d) or Section 5.01(e)) with respect to the Securities at the time Outstanding occurs and is continuing, then and in every such case the Agent or the Holders of not less than 50% in principal amount of the Outstanding Securities may (and the Agent shall at the written request of such Holders) declare the principal of all the Securities, together with any applicable redemption premium and all accrued and unpaid interest, to be due and payable immediately, by a notice in writing to the Company (and to the Agent if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. If an Event of Default under Section 5.01(d) or Section 5.01(e) occurs, the entire principal amount of all the Securities, together with any application redemption premium and all accrued and unpaid interest, will automatically become due and immediately payable.

Any application by the Agent for written instructions from the requisite amount of Holders (as determined pursuant to this Indenture) may, at the option of the Agent, set forth in writing any action proposed to be taken or omitted by the Agent under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Agent shall not be liable for any action taken by, or omission of, the Agent in accordance with a proposal included in such application on or after the date specified in such application unless prior to taking any such action (or the effective date in the case of an omission), the Agent shall have received written instructions from the requisite amount of Holders (as determined pursuant to this Indenture) in response to such application specifying the action to be taken or omitted.

At any time after such a declaration of acceleration with respect to Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Agent as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Agent, may rescind and annul such declaration and its consequences if:

(a)
the Company has paid or deposited with the Agent a sum sufficient to pay in Dollars in which the Securities are payable:
(A)
all overdue installments of interest, if any, on all Outstanding Securities,
(B)
the principal of (and premium, if any, on) all Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,
(C)
to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in such Securities, and
(D)
all sums paid or advanced by the Agent hereunder and the reasonable compensation, expenses, disbursements and advances of the Agent, its agents and counsel; and

(b) all Events of Default with respect to Securities, other than the nonpayment of the principal of (or premium, if any) or interest on Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Agent.

The Company covenants that if:

(a)
default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
(b)
default is made in the payment of the principal of (or premium, if any, on) any Security at its Maturity,

then the Company will, upon demand of the Agent, pay to the Holders of Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest, if any, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, the Paying Agent, and the Security Registrar.

If the Company fails to pay such amounts forthwith upon such demand, the Agent, in its own name, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities occurs and is continuing, the Agent may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Agent shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04. Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Agent (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Company for the payment of any overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)
to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents, and take such other actions, including serving on a committee of creditors, as may be necessary or advisable in order to have the claims of the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Agent, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
(ii)
to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Agent, and in the event that the Agent shall consent to the making of such payments directly to the Holders, to pay to the Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Agent and any predecessor Agent, their agents and counsel, and any other amounts due the Agent or any predecessor Agent under Section 6.06.

Subject to Article Eight and Section 9.02, nothing herein contained shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Agent to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 5.05. Agent May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Agent without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Agent shall be brought in its own name, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Agent, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

The Agent shall be entitled to participate, in its capacity as Agent, on behalf of (and at the request of) the Holders, as a member of any official committee of creditors in the matters it deems advisable.

Section 5.06. Application of Money Collected.

Any money collected by the Agent pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Agent and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Agent and any predecessor Agent (in its capacity as Agent) under Section 6.06 and any other agent hereunder;

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest, if any, in respect of which or for the benefit of which such money has been collected, giving effect to, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively; and

THIRD: To the payment of the remainder, if any, to the Company or any other Person or Persons entitled thereto.

Section 5.07. Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)
such Holder has previously given written notice to the Agent of a continuing Event of Default with respect to the Securities;
(b)
the Holders of not less than 50% in principal amount of the Outstanding Securities shall have made written request to the Agent to institute proceedings in respect of such Event of Default in its own name as Agent hereunder;
(c)
such Holder or Holders have offered to the Agent indemnity, security, or both, reasonably satisfactory to the Agent, against the costs, expenses and liabilities to be incurred in compliance with such request;
(d)
the Agent for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and
(e)
no direction inconsistent with such written request has been given to the Agent during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Sections 3.05 and 3.08) interest, if any, on such Security on the Maturity expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09. Restoration of Rights and Remedies.

If the Agent or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Agent or to such Holder, then and in every such case the Company, the Agent and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Agent and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Agent or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver.

No delay or omission of the Agent or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Agent or by the Holders of Securities, as the case may be.

Section 5.12. Control by Holders of Securities.

Subject to Section 6.02, the Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Agent or exercising any trust or power conferred on the Agent with respect to the Securities, provided that

(a)
such direction shall not be in conflict with any rule of law or with this Indenture,
(b)
the Agent may take any other action deemed proper by the Agent that is not inconsistent with such direction,
(c)
the Agent need not take any action that might involve it in personal liability or be unjustly prejudicial to the Holders of Securities not consenting, and

(d)
prior to taking any such action hereunder, the Agent may demand security or indemnity reasonably satisfactory to it in accordance with Section 6.02.

Section 5.13. Waiver of Past Defaults.

Subject to Section 5.02, the Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder with respect to Securities and its consequences, except a default

(a)
in the payment of the principal of (or premium, if any) or interest, if any, on any Security, or
(b)
in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.14. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE AGENT

Section 6.01. Notice of Defaults.

Within 90 days after the occurrence of any Default hereunder with respect to the Securities, the Agent shall transmit notice of such Default hereunder known to a Responsible Officer of the Agent, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security, the Agent shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Agent in good faith determines that the withholding of such notice is in the interest of the Holders of the Securities; and provided further that in the case of any Default or breach of the character specified in Section 5.01(4) with respect to the Securities, no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

Section 6.02. Certain Rights and Duties of Agent.

(a) Prior to the time when the occurrence of an Event of Default becomes known to a Responsible Officer of the Agent and after the curing or waiving of all such Events of Default with respect to the Securities that may have occurred:

(a)
the duties and obligations of the Agent hereunder and with respect to the Securities shall be determined solely by the express provisions of this Indenture, and the Agent shall not be liable with respect to the Securities except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Agent; and
(b)
in the absence of bad faith on the part of the Agent, the Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Agent and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated herein).
(b)
If an Event of Default has occurred and is continuing, the Agent shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(c)
The Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts.

(d)
The Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(e)
Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security, to the Agent for authentication and delivery pursuant to Section 3.03 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.
(f)
Whenever in the administration of this Indenture the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may require and, in the absence of bad faith on its part, rely upon a Board Resolution, an Opinion of Counsel or an Officers’ Certificate.
(g)
The Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(h)
The Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered to the Agent security or indemnity reasonably satisfactory to the Agent against the costs, expenses and liabilities (including the reasonable fees and expenses of its agents and counsel) which might be incurred by it in compliance with such request or direction.
(i)
The Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable notice and at reasonable times during normal business hours to examine the books, records and premises of the Company, personally or by agent or attorney.
(j)
The Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
(k)
The Agent shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Agent has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Agent at the Corporate Office of the Agent, and such notice references the Securities and this Indenture.

(l)
The rights, privileges, protections, immunities and benefits given to the Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Agent in each of its capacities hereunder, and to each agent, custodian and other Person retained to act hereunder.
(m)
The permissive rights of the Agent enumerated herein shall not be construed as duties and the Agent shall not be answerable for other than its own negligent action, its own negligent failure to act or its own willful misconduct with respect to such permissive rights.
(n)
The Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Agent, or exercising any trust or power conferred upon the Agent under this Indenture with respect to such Securities.
(o)
The Agent shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
(p)
The Agent may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(q)
Anything in this Indenture notwithstanding, in no event shall the Agent be liable for special, indirect, punitive or consequential loss or damage of any kind (including, but not limited to, loss of profit) irrespective of whether the Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(r)
The Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authorities and governmental action.

Every provision of this Indenture relating to the conduct of, or affecting the liability of, or affording protection to, the Agent shall be subject to the relevant provisions of this Section 6.02.

The Agent shall not be required to expend or risk its own funds, give any bond or surety in respect of the performance of its powers and duties hereunder, or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Indenture agree that they will provide to the Agent such information as it may request, from time to time, in order for the Agent to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 6.03. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Agent’s certificate of authentication, shall be taken as the statements of the Company, the Agent does not assume any responsibility for their correctness. The Agent makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Agent represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder, subject to the qualifications set forth therein. The Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.04. May Hold Securities.

The Agent, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Agent, Paying Agent, Security Registrar or such other agent.

Section 6.05. Money Held in Trust.

Money held by the Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 6.06. Compensation and Reimbursement and Indemnification of Agent.

The Company agrees:

(a)
To pay to the Agent or any predecessor Agent from time to time such compensation for all services rendered by it hereunder as has been agreed upon from time to time in writing.
(b)
Except as otherwise expressly provided herein, to reimburse each of the Agent and any predecessor Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent or any predecessor Agent in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, counsel, accountants and experts), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct.
(c)
To indemnify each of the Agent or any predecessor Agent and their respective officers, directors, employees, representatives and agents, for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its own part, arising out of or in connection with its role as the Agent under this Indenture, including (i) the fees, costs and expenses (including, without limitation, reasonable fees and expenses of its agents, counsel, consultants, advisors, independent appraisers and auditors retained by Agent) (a) of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (whether asserted by any Holder, the Company or otherwise), (b) of any amendments, modifications, consents and waivers to this Indenture (regardless of whether such amendments, modifications, consents or waivers become effective), and (ii) all reasonable and documented, out-of-pocket costs and expenses of Agent in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under this Indenture. The Agent shall notify the Company promptly of any third-party claim for which it may seek indemnity of which it has received written notice. Failure by the Agent to so notify the Company shall not relieve the Company of its obligations hereunder unless, and solely to the extent that, such failure materially prejudices the Company’s defense of such claim. The Company shall defend the claim, with counsel reasonably satisfactory to the Agent, and the Agent shall provide reasonable cooperation at the Company’s expense in the defense; provided that if the defendants in any such claim include both the Company and the Agent shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, or the Agent has concluded that there may be any other actual or potential conflicting interests between the Company and the Agent, the Agent shall have the right to select separate counsel and the Company shall be required to pay the reasonable fees and expenses of such separate counsel. Any settlement which affects the Agent may not be entered into without the written consent of the Agent, unless the Agent is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Agent. Any settlement by the Agent which affects the Company may not be entered into without the written consent of the Company, unless such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Company.

As security for the performance of the obligations of the Company under this Section, the Agent shall have a claim prior to the Securities upon all property and funds held or collected by the Agent as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on particular Securities.

When the Agent incurs expenses or renders services after an Event of Default specified in Section 5.01 occurs, the expenses and compensation for such services are intended to constitute expenses of administration under Title 11, U.S. Code, or any similar Federal, State or analogous foreign law for the relief of debtors.

The provisions of this Section 6.06 shall survive the resignation of the Agent and the satisfaction, termination or discharge of this Indenture.

Section 6.07. Resignation; Appointment of Successor.

(a)
No resignation of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 6.08. All outstanding fees, expenses and indemnities of the Agent shall be satisfied by the Company upon resignation.
(b)
The Agent may at any time assign its rights, powers, privileges and duties hereunder at any time with respect to the Securities by giving written notice thereof to the Company.
(c)
The Company shall give notice of each resignation of the Agent with respect to the Securities and each appointment of a successor Agent with respect to the Securities in the manner provided for notices to the Holders of Securities in Section 1.07. Each notice shall include the name of the successor Agent with respect to the Securities and the address of its Corporate Office.

Section 6.08. Acceptance of Appointment by Successor.

(a)
In case of the appointment hereunder of a successor Agent with respect to all Securities, every such successor Agent shall execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Agent; but, on request of the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent, and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder, subject nevertheless to its claim, if any, provided for in Section 6.06.
(b)
Upon request of any such successor Agent, the Company shall execute any and all instruments necessary to vest in and confirm to such successor Agent all such rights, powers and trusts referred to in paragraph (a) of this Section.
(c)
No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.

Section 6.09. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate business of the Agent, shall be the successor of the Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such authenticating Agent may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Agent had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Agent, any such successor Agent may authenticate and deliver such Securities, in either its own name or that of its predecessor Agent, with the full force and effect which this Indenture provides for the certificate of authentication of the Agent; provided, however, that the right to adopt the certificate of authentication of any predecessor Agent or to authenticate Securities in the name of any predecessor Agent shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY AGENT AND COMPANY

Section 7.01. Company to Furnish Agent Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Agent:

(a)
Quarterly, not later than March 15, June 15, September 15 and December 15 in each year, a list, in such form as the Agent may reasonably require, of the names and addresses of the Holders of Securities as of the preceding March 1, June 1, September 1, December 1 as the case may be; and
(b)
At such other times as the Agent may request in writing, within thirty (30) calendar days after receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) calendar days prior to the time such list is furnished;

Excluding from any such list names and addresses received by the Agent in its capacity as Security Registrar.

Section 7.02. Preservation of Information; Communications to Holders.

(a)
The Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Agent as provided in Section 7.01 and the names and addresses of Holders received by the Agent in its capacity as Security Registrar. The Agent may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
(b)
Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Agent that neither the Company nor the Agent nor any Paying Agent nor any Security Registrar nor any agent of any of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities, regardless of the source from which such information was derived, and that the Agent shall not be held accountable by reason of mailing any material pursuant to a request made.

Section 7.03. [Reserved.]

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 8.01. Company May Consolidate, Etc., Only on Certain Terms.

Without the prior written consent of the Required Holders, the Company shall not consolidate with or merge with or into any other Person, or convey or transfer all or substantially all of its properties and assets to any Person, unless:

(a)
the Company shall be the continuing entity, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made expressly assumes, pursuant to a supplemental indenture executed and delivered to the Agent in form satisfactory to the Agent, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;
(b)
immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
(c)
the Company has delivered to the Agent an Officers’ Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Section 8.01 and that all conditions precedent herein provided for relating to such transaction have been complied with.

For the avoidance of doubt, compliance with this Section 8.01 shall not relieve the Company of its obligations to comply with Section 8.03, and any transaction that results in a Change of Control shall also require compliance with Section 8.03.

The consent rights of the Required Holders set forth in this Section 8.01 are personal to the Investcorp Affiliates and shall not be transferable to, or exercisable by, any Person that is not an Investcorp Affiliate. Such consent rights shall automatically and immediately terminate, without any further action by any party, upon Investcorp Affiliates ceasing to hold, in the aggregate, greater than 50% in principal amount of the then Outstanding Securities.

Section 8.02. Successor Person Substituted.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor entity formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and in the event of any such conveyance or transfer, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

Section 8.03. Change of Control

Other than with respect to the initial engagement of a single third‑party financial advisor in connection with the Specified Transaction, prior to the commencement of any discussions and/or negotiations by the Company, by any of its Subsidiaries and/or by any Person(s) acting on behalf of the Company and/or any of its Subsidiaries, respectively with respect to a prospective Change of Control Transaction, the Company shall consult with the Required Holders and, acting in good faith, shall take into account their views and recommendations with respect to the commercial rationale, process, strategy and commercial terms proposed with respect to such prospective Change of Control Transaction.

Without the prior written consent of the Required Holders, the Company shall not, and shall procure that none of its Subsidiaries or any Person(s) acting on behalf of the Company and/or any of its Subsidiaries shall, with respect to a prospective Change of Control Transaction, (i) commence any process to engage, or engage, any third‑party financial, legal, accounting or other professional advisor, or (ii) replace or terminate the engagement of any such advisor so engaged, except that the Company may, without such consent, effect the initial engagement of a single third‑party financial advisor in connection with the Specified Transaction.

With respect to any prospective Change of Control Transaction with respect to which discussions and/or negotiations have commenced in accordance with this Section 8.03 and with respect to the Specified Transaction, the Company shall keep the Required Holders reasonably and promptly informed of the progress of, and of all material developments with respect to, such prospective Change of Control Transaction and shall, acting in good faith, take into account the views and recommendations of the Required Holders in connection therewith.

Without limiting the foregoing, without the prior written consent of the Required Holders, the Company shall not, and shall procure that none of its Subsidiaries or any Person(s) acting on behalf of the Company and/or any of its Subsidiaries shall, whether directly and/or indirectly, enter into, agree, implement or consummate any Change of Control Transaction.

The rights of the Required Holders set forth in this Section 8.03 (including, without limitation, any rights to consultation, information, input, consent or approval) and the corresponding obligations of the Company, are personal to the Investcorp Affiliates and shall not be transferable to, or exercisable by, any Person that is not an Investcorp Affiliate. All such rights and obligations shall automatically and immediately terminate, without any further action by any party, upon Investcorp Affiliates ceasing to hold, in the aggregate, greater than 50% in principal amount of the then Outstanding Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders of Securities, the Company, when authorized by or pursuant to a Board Resolution, and the Agent, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Agent, for any of the following purposes:

(a)
to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or
(b)
to add to the covenants of the Company for the benefit of the Holders of all or any Securities or to surrender any right or power herein conferred upon the Company; or
(c)
to add any additional Events of Default for the benefit of the Holders of all or any Securities; provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Agent upon such default or may limit the right of the Holders to which such additional Events of Default apply to waive such default; or
(d)
to secure the Securities; or
(e)
to evidence and provide for the acceptance of appointment hereunder by a successor Agent with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Agent; or
(f)
to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders of Securities in any material respect; or
(g)
to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the discharge of Securities pursuant to Section 4.01; provided that any such action shall not adversely affect the interests of the Holders of Securities in any material respect.

Section 9.02. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Agent, the Company, when authorized by or pursuant to a Board Resolution, and the Agent may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture that affects Securities or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a)
change the Maturity of the principal of (or premium, if any) or any installment of principal of or interest on, any Security; or reduce the principal amount thereof or the rate of interest (or change the manner of calculating the rate of interest, thereon, or any premium payable upon the redemption thereof, or change any obligation of the Company to pay Additional Amounts pursuant to Section 10.04 (except as contemplated by Section 8.01(a) and permitted by Section 901(a)), or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date), or
(b)
reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such Securities (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 12.04 for quorum or voting, or
(c)
modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security with respect to changes in the references to “the Agent” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 9.01(f).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain

Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date that is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 9.03. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Agent shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 1.02 of this Indenture, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Agent may, but shall not be obligated to, enter into any such supplemental indenture that affects the Agent’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE TEN

COVENANTS

Section 10.01. Payment of Principal, Premium, if any, and Interest.

The Company covenants and agrees for the benefit of the Holders of Securities that it will duly and punctually pay the principal of (and premium, if any, on) and interest, if any, on the Securities in accordance with the terms of Securities and this Indenture. The Company will pay the principal of (and premium, if any, on) and interest, if any, on the Securities by wire transfer of immediately available funds to an account designated by the Holder at least 15 Business Days before the payment is due, on the date when such amount is due and payable. In the case of any interest payment due on an Interest Payment Date, the instructions must be given by the person who is the registered Holder on the relevant Regular Record Date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in accordance with this Section.

Section 10.02. Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment for Securities an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities that are convertible or exchangeable may be surrendered for exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Agent of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of Securities or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Office of the Agent, and the Company hereby appoints the Agent at its Corporate Office as its agent to receive such respective presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities for such purposes. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as a Place of Payment for Securities the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the Agent at its Corporate Office in the Borough of Manhattan, The City of New York as its agent to receive all such presentations, surrenders, notices and demands.

Section 10.03. Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any Securities, it will, on or before each due date of the principal of (or premium, if any) or interest, if any, on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in Dollars, sufficient to pay the principal (and premium, if any) and interest, if any, on Securities so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Agent of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for Securities, it will, on or before each due date of the principal of (or premium, if any) or interest, if any, on any Securities, deposit with a Paying Agent a sum in Dollars sufficient to pay the principal (or premium, if any) or interest, if any, so becoming due, such sum of money to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Agent) the Company will promptly notify the Agent of its action or failure so to act.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Agent all sums of money held in trust by the Company or such Paying Agent, such sums to be held by the Agent upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Agent, such Paying Agent shall be released from all further liability with respect to such sums.

Section 10.04. Additional Amounts.

The Company shall pay to the Holder of any Security such Additional Amounts as may be required to be paid pursuant to the terms of the Securities.

Unless the context otherwise requires, any reference in this Indenture to the payment of principal of (or premium, if any) or interest on any Security, or to the net proceeds received on the sale or exchange of any Security, shall be deemed to include any Additional Amounts payable in connection therewith, whether or not such Additional Amounts are expressly referred to in the relevant provision.

At least 10 days prior to the first Interest Payment Date with respect to Securities, and at least 10 days prior to each date of payment of principal, premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Company’s principal Paying Agent or Paying Agents, if other than the Agent, with an Officers’ Certificate instructing such Paying Agent or Paying Agents whether such payment of principal, premium or interest on the Securities shall be made to Holders of Securities who are not United States Persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Company will pay to such Paying Agent the Additional Amounts required by the terms of such Securities. In the event that any Paying Agent shall not so receive the above-mentioned certificate, then such Paying Agent shall be entitled (i) to assume that no such withholding or deduction is required with respect to any payment of principal or interest with respect to any Securities until it shall have received a certificate advising otherwise and (ii) to make all payments of principal and interest with respect to the Securities without withholding or deductions until otherwise advised. The Company covenants to indemnify any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section or in reliance on the Company’s not furnishing such an Officers’ Certificate.

Section 10.05. Statement as to Compliance.

(a)
The Company will deliver to the Agent, (i) within 45 days after the end of each fiscal quarter ending after the date hereof, and (ii) within 120 days after the end of each fiscal year ending after the date hereof (which fiscal year ends on June 30), so long as any Security is Outstanding hereunder, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture. For purposes of this Section 10.05, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)
The Company will, so long as any Securities are Outstanding, deliver to the Agent, within 5 Business Days of any officer listed in (1) above becoming aware of any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers’ Certificate specifying such Default, Event of Default, default or event of default and what action the Company is taking or proposes to take with respect thereto and the status thereof.

Section 10.06. Section 18(a)(1)(A) of the Investment Company Act.

The Company hereby agrees that for the period of time during which the Securities are Outstanding, the Company will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act or any successor provisions thereto, whether or not the Company continues to be subject to such provisions of the Investment Company Act, but giving effect, in either case, to any exemptive relief granted to the Company by the Commission.

Section 10.07. Section 18(a)(1)(B) of the Investment Company Act.

The Company hereby agrees that, for the period of time during which the Securities are Outstanding, the Company will not violate Section 18(a)(1)(B) as modified by Section 61(a)(2) of the Investment Company Act or any successor provisions thereto giving effect to any no-action relief granted by the Commission to another business development company and upon which the Company may reasonably rely (or to the Company if the Company determines to seek such similar no-action or other relief) permitting the business development company to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the Investment Company Act in order to maintain such business development company’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

Section 10.08. Commission Reports and Reports to Holders.

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Commission, the Company agrees to furnish to the Holders of the Securities and the Agent for the period of time during which the Securities are Outstanding: (i) within 90 days after the end of each fiscal year of the Company, audited annual consolidated financial statements of the Company and (ii) within 45 days after the end of each fiscal quarter of the Company (other than the Company’s fourth fiscal quarter), unaudited interim consolidated financial statements of the Company. All such financial statements shall be prepared, in all material respects, in accordance with GAAP or IFRS, as applicable.

Section 10.09. Dispositions.

Other than with respect to the initial engagement of a single third‑party financial advisor in connection with the Specified Transaction, prior to the commencement of any discussions and/or negotiations by the Company, by any of its Subsidiaries and/or by any Person(s) acting on behalf of the Company and/or any of its Subsidiaries, respectively, with respect to a prospective Disposal Transaction, the Company shall consult with the Required Holders and, acting in good faith, shall take into account their views and recommendations with respect to the commercial rationale, process, strategy and commercial terms proposed with respect to such prospective Disposal Transaction.

Without the prior written consent of the Required Holders, the Company shall not, and shall procure that none of its Subsidiaries or any Person(s) acting on behalf of the Company and/or any of its Subsidiaries shall, with respect to a prospective Disposal Transaction, (i) commence any process to engage, or engage, any third‑party financial, legal, accounting or other professional advisor, or (ii) replace or terminate the engagement of any such advisor so engaged, except that the Company may, without such consent, effect the initial engagement of a single third‑party financial advisor in connection with the Specified Transaction.

With respect to any prospective Disposal Transaction with respect to which discussions and/or negotiations have commenced in accordance with this Section 10.09 and with respect to the Specified Transaction, the Company shall keep the Required Holders reasonably and promptly informed of the progress of, and of all material developments with respect to, such prospective Disposal Transaction and shall, acting in good faith, take into account the views and recommendations of the Required Holders in connection therewith.

Without limiting the foregoing, without the prior written consent of the Required Holders, the Company shall not, and shall procure that none of its Subsidiaries or any Person(s) acting on behalf of the Company and/or any of its Subsidiaries shall, whether directly and/or indirectly, enter into, agree, implement or consummate any Disposal Transaction, except for Emergency Disposal Transactions.

The Company shall procure that all sales, transfers and other disposals of Portfolio Investments and other assets of the Company and/or any of its Subsidiaries shall be made (a) for Fair Value; (b) on arm’s length terms; and (c) for consideration, not less than 75% of the aggregate amount of which is satisfied in cash at or before the time of completion of such sale, transfer or other disposal, unless otherwise approved in advance in writing by the Required Holders.

The rights of the Required Holders set forth in this Section 10.09 (including, without limitation, any rights to consultation, information, input, consent or approval) and the corresponding obligations of the Company, are personal to the Investcorp Affiliates and shall not be transferable to, or exercisable by, any Person that is not an Investcorp Affiliate. All such rights and obligations shall automatically and immediately terminate, without any further action by any party, upon Investcorp Affiliates ceasing to hold, in the aggregate, greater than 50% in principal amount of the then Outstanding Securities.

Section 10.10. Affiliate Transactions.

The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction or arrangement with any Affiliate unless such transaction or arrangement:

(a)
is on arm’s length terms;

(b)
is no less favourable to the Company than those that would be available from a non-Affiliate in comparable circumstances; and
(c)
is approved by the Board of Directors (or any committee thereof) acting reasonably and in good faith.

Section 10.11. Indebtedness and Security Interests.

Other than with respect to the initial engagement of a single third‑party financial advisor in connection with the Specified Transaction, prior to the commencement of any discussions and/or negotiations by the Company, by any of its Subsidiaries and/or by any Person(s) acting on behalf of the Company and/or any of its Subsidiaries, respectively with respect to a prospective Debt Transaction, the Company shall consult with the Required Holders and, acting in good faith, shall take into account their views and recommendations with respect to the commercial rationale, process, strategy and commercial terms proposed with respect to such prospective Debt Transaction.

Without the prior written consent of the Required Holders, the Company shall not, and shall procure that none of its Subsidiaries or any Person(s) acting on behalf of the Company and/or any of its Subsidiaries shall, with respect to a prospective Debt Transaction, (i) commence any process to engage, or engage, any third‑party financial, legal, accounting or other professional advisor, or (ii) replace or terminate the engagement of any such advisor so engaged, except that the Company may, without such consent, effect the initial engagement of a single third‑party financial advisor in connection with the Specified Transaction.

With respect to any prospective Debt Transaction with respect to which discussions and/or negotiations have commenced in accordance with this Section 10.11 and with respect to the Specified Transaction, the Company shall keep the Required Holders reasonably and promptly informed of the progress of, and of all material developments with respect to, such prospective Debt Transaction and shall, acting in good faith, take into account the views and recommendations of the Required Holders in connection therewith.

Without limiting the foregoing, without the prior written consent of the Required Holders, the Company shall not, and shall procure that none of its Subsidiaries or any Person(s) acting on behalf of the Company and/or any of its Subsidiaries shall, whether directly and/or indirectly, enter into, agree, implement or consummate any Debt Transaction.

Without the prior written consent of the Required Holders, the Company shall not, and shall procure that none of its Subsidiaries shall, guarantee, assume, indemnify or otherwise become liable for any Indebtedness or other obligations of any third party.

If, with respect to any Unrestricted Cash, the Board of Directors (acting reasonably and in good faith) determines that some or all of such Unrestricted Cash should be applied in repaying an amount of the Company’s and/or any of its Subsidiaries’ Indebtedness, then, unless (a) the Company or any member of the Board of Directors is advised by its legal counsel that to do so would breach applicable law or any other binding obligation to which the Company or any

Subsidiary is subject, or (b) any member of the Board of Directors is advised by its legal counsel that to do so would be inconsistent with their fiduciary duties, the amount of such Unrestricted Cash so determined shall be applied in redeeming the Securities (in whole or in part, as applicable) in accordance with Article Eleven.

Without the prior written consent of the Required Holders, and except as expressly permitted pursuant to this Section, the Company shall not, and shall not permit any Subsidiary to, create, incur or permit to exist any Security Interest on any of their property or assets, other than a Permitted Security Interest.

The rights of the Required Holders set forth in this Section 10.11 (including, without limitation, any rights to consultation, information, input, consent or approval) and the corresponding obligations of the Company, are personal to the Investcorp Affiliates and shall not be transferable to, or exercisable by, any Person that is not an Investcorp Affiliate. All such rights and obligations shall automatically and immediately terminate, without any further action by any party, upon Investcorp Affiliates ceasing to hold, in the aggregate, greater than 50% in principal amount of the then Outstanding Securities.

Section 10.12. Equity Transactions.

Other than with respect to (i) the initial engagement of a single third‑party financial advisor in connection with the Specified Transaction, and (ii) the issuance of Equity Interests pursuant to the DRIP, prior to the commencement of any discussions and/or negotiations by the Company, by any of its Subsidiaries and/or by any Person(s) acting on behalf of the Company and/or any of its Subsidiaries, respectively, with respect to a prospective Equity Transaction, the Company shall consult with the Required Holders and, acting in good faith, shall take into account their views and recommendations with respect to the commercial rationale, process, strategy and commercial terms proposed with respect to such prospective Equity Transaction.

Without the prior written consent of the Required Holders, the Company shall not, and shall procure that none of its Subsidiaries or any Person(s) acting on behalf of the Company and/or any of its Subsidiaries shall, with respect to a prospective Equity Transaction, (i) commence any process to engage, or engage, any third‑party financial, legal, accounting or other professional advisor, or (ii) replace or terminate the engagement of any such advisor so engaged, except that the Company may, without such consent, (a) effect the initial engagement of a single third‑party financial advisor in connection with the Specified Transaction; and (b) engage, replace or terminate advisors in connection with the issuance of Equity Interests pursuant to the DRIP.

With respect to any prospective Equity Transaction with respect to which discussions and/or negotiations have commenced in accordance with this Section 10.12. and with respect to the Specified Transaction, the Company shall keep the Required Holders reasonably and promptly informed of the progress of, and of all material developments with respect to, such prospective Equity Transaction and shall, acting in good faith, take into account the views and recommendations of the Required Holders in connection therewith.

Without limiting the foregoing, without the prior written consent of the Required Holders, the Company shall not, and shall procure that none of its Subsidiaries or any Person(s) acting on behalf of the Company and/or any of its Subsidiaries shall, whether directly and/or indirectly, enter into, agree, implement or consummate any Equity Transaction.

The Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Required Holders make any distribution, redemption, repurchase or other return of capital in respect of any Equity Interests, other than, in each case, as expressly permitted under Section 10.13.

The rights of the Required Holders set forth in this Section 10.12 (including, without limitation, any rights to consultation, information, input, consent or approval) and the corresponding obligations of the Company, are personal to the Investcorp Affiliates and shall not be transferable to, or exercisable by, any Person that is not an Investcorp Affiliate. All such rights and obligations shall automatically and immediately terminate, without any further action by any party, upon Investcorp Affiliates ceasing to hold, in the aggregate, greater than 50% in principal amount of the then Outstanding Securities.

Section 10.13. Restricted Payments.

Prior to making any determination to declare and/or pay any dividend or other distribution (whether in cash, in‑kind, scrip or otherwise), the Company shall consult with the Required Holders (or any Required Holder Nominee) and, acting in good faith, shall (a) reasonably consider the commercial rationale for the proposed declaration and/or payment, including, without limitation, whether the proposed declaration and/or payment (and the proposed amount thereof, if applicable) is in the best interests of the Company, notwithstanding any tax implications and/or the implications for the Company’s status as a regulated investment company as a consequence of not making such declaration and/or payment (or not making it in the amount proposed), and (b) take into account the views and recommendations of the Required Holders (or any Required Holder Nominee) prior to declaring and/or paying any such distribution.

Nothing in this Section shall require the Company nor any member of the Board of Directors to act inconsistently with applicable law (including, without limitation, the Investment Company Act) and/or, in the case of each member of the Board of Directors, any of their respective fiduciary duties.

The rights of the Required Holders set forth in this Section 10.13 (including, without limitation, any rights to consultation or input) and the corresponding obligations of the Company, are personal to the Investcorp Affiliates and shall not be transferable to, or exercisable by, any Person that is not an Investcorp Affiliate. All such rights and obligations shall automatically and immediately terminate, without any further action by any party, upon Investcorp Affiliates ceasing to hold, in the aggregate, greater than 50% in principal amount of the then Outstanding Securities.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 11.01. Redemption.

The Company may redeem the Securities, in whole or in part (1) on or prior to July 1, 2028, (a) if Financing or Refinancing Proceeds are used to directly or indirectly redeem the Securities, at a price equal to par plus, except where Required Holders agree to waive such additional amount, an additional amount that would provide Holders with a minimum cash return of not less than 1.09x of the principal amount of the Securities (the “Minimum Return”), provided that, in the event of a partial redemption, the Minimum Return shall apply only with respect to the portion of the Securities redeemed, or (b) if the redemption is not funded from Financing or Refinancing Proceeds, at par, and (2) after July 1, 2028, at par. The Redemption Price pursuant to clause (1)(a) of this Section 11.01 shall equal the difference (but not less than zero) of the (i) Minimum Return less (ii) sum of all cash interest payments received by the Holders through the calculation date (the “Minimum Return Payment”). The Minimum Return Payment will be calculated and is due and payable only upon the earlier of (a) repayment or redemption of the Securities, or (b) the acceleration of the Securities, in each case, on or prior to July 1, 2028.

Section 11.02. Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.07, not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities, but failure to give such notice in the manner herein provided to the Holder of any Security, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security.

Any notice that is mailed to the Holders of Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

All notices of redemption shall state:

(a)
the Redemption Date,
(b)
the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 11.04,
(c)
that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 11.04 will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

(d)
the Place or Places of Payment where such Securities, are to be surrendered for payment of the Redemption Price and accrued interest, if any, and
(e)
the CUSIP number of such Security, if any.

A notice of redemption published as contemplated by Section 1.07 need not identify particular Registered Securities to be redeemed. Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company’s request, by the Agent in the name and at the expense of the Company.

Section 11.03. Deposit of Redemption Price.

On or prior to 10:00 am, New York City time, on the Redemption Date, the Company shall deposit an amount of money in Dollars sufficient to pay each Holder of Securities on the Redemption Date the Redemption Price of, and accrued interest, if any, on, the Securities to be redeemed; provided, however, that to the extent any such funds are received by a Holder of Securities from the Company after 10:00 am, New York City time, on the due date, such funds will be deemed deposited within one Business Day of receipt thereof.

Section 11.04. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in Dollars (together with accrued interest to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that, installments of interest on Registered Securities whose Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.08.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price shall, until paid, bear interest from the Redemption Date at the rate of interest set forth in such Security.

ARTICLE TWELVE

MEETINGS OF HOLDERS OF SECURITIES

Section 12.01. Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.

Section 12.02. Call, Notice and Place of Meetings.

(a)
The Agent may at any time call a meeting of Holders of Securities for any purpose specified in Section 12.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York as the Agent shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.07.
(b)
In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 50% in principal amount of the Outstanding Securities shall have requested the Agent to call a meeting of the Holders of Securities for any purpose specified in Section 12.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Agent shall not have made the first publication or mailing of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

Section 12.03. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities, a Person shall be (1) a Holder of one or more Outstanding Securities, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Agent and its counsel and any representatives of the Company and its counsel.

Section 12.04. Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum for a meeting of Holders of Securities; provided, however, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action that this Indenture expressly provides may be made, given or taken by the Holders of not less than a specified percentage in principal amount of the

Outstanding Securities, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 12.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities which shall constitute a quorum.

Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities.

Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 12.04, if any action is to be taken at a meeting of Holders of Securities with respect to any consent, waiver, request, demand, notice, authorization, direction or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby:

(i)
there shall be no minimum quorum requirement for such meeting; and

(ii)
the principal amount of the Outstanding Securities that vote in favor of such consent, waiver, request, demand, notice, authorization, direction or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

Section 12.05. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)
Notwithstanding any other provisions of this Indenture, the Agent may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.
(b)
The Agent shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 12.02(b), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.
(c)
At any meeting of Holders, each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.
(d)
Any meeting of Holders of Securities duly called pursuant to Section 12.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 12.06. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 12.02 and, if applicable, Section 12.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Agent to be preserved by the Agent, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

* * * * *

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. The exchange of copies of this Indenture and delivery of signature pages by facsimile, .pdf transmission, e-mail or other electronic means shall constitute effective execution and delivery of this Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, e-mail or other electronic means shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

INVESTCORP CREDIT MANAGEMENT BDC,
INC., as Issuer

By:	/s/ Suhail A. Shaikh
Name: Suhail A. Shaikh
Title: President and Chief Executive Officer

INVESTCORP CAPITAL PLC, as Agent

By:	/s/ Sana Khater
Name: Sana Khater
Title: Authorized Signatory

[Signature Page to Indenture]

EXHIBIT A

FORM OF SECURITIES

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INVESTCORP CREDIT MANAGEMENT BDC, INC.

FLOATING RATE SENIOR UNSECURED NOTES DUE 2029 (“NOTE”)

USD $_________________ _______________, 20__

FOR VALUE RECEIVED, INVESTCORP CREDIT MANAGEMENT BDC, INC., a

Maryland corporation (hereinafter referred to as the “Company”) promises to pay to the order of ______________________________ (hereinafter referred to as “Holder”), the principal sum of __________________ and NO/100ths DOLLARS (US$______________) or such lesser amount as may be outstanding from time to time, with interest thereon upon the terms and conditions set forth herein. Capitalized terms used below but not defined herein shall have the meanings assigned to them in the Indenture dated as of March 29, 2026 between the Company and Investcorp Capital PLC as agent (the “Agent”), as may be amended from time to time (the “Indenture”).

1.
Note. Pursuant to the Indenture between the Company and the Holder, the Holder has agreed to purchase this Note and in connection therewith has advanced funds to the Company on the date hereof. This Note is issued to evidence the loans made by the Holder to the Company. Each Note is unsecured and shall rank equally in right of payment with each other Note issued in accordance with the Indenture.
2.
Interest Rate. The unpaid principal shall bear interest at a floating rate per annum equal to the Benchmark (as defined in the Indenture) plus 5.50% (550 basis points) (the “Margin”), as further provided in and in accordance with, and as may be adjusted in accordance with, the Indenture, from the date hereof (“Interest Rate”).
3.
Interest and Principal Payment Terms. Pursuant to Section 3.08 of the Indenture, the Company shall pay interest to the Holder on each Interest Payment Date.
4.
Repayment and Redemption. This Note may be redeemed at any time by the Company, in whole or in part from time to time, as set forth and in accordance with Article XI of the Indenture.
5.
Representations and Covenants. The Company represents and warrants to the Holder that the Company (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation; (ii) has full power and authority to enter into and perform this Note; (iii) is bound and obligated by this Note, which is valid and enforceable against it in accordance with its respective terms; and (iv) has authorized, by all necessary corporate action, the execution, delivery, and performance of this Note, the terms of which will not violate any contract, restriction, or commitment of, or applicable to, the Company or any of its Affiliates, or, to the best of the Company’s knowledge, any applicable law or government regulation. The Company agrees to promptly notify the Holder should the Company become aware of any change in the information set forth in these representations.

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6.
Default. The Company shall be in default of this Note on the occurrence of an Event of Default, as described in Section 501 of the Indenture. In the event that the Company shall be deemed in default of this Note, the Holder shall become entitled to the application of remedies as set forth and in accordance with Article V of the Indenture.
7.
Registered Holder. For the purpose of this Note, “Registered Holder” shall mean only the person or persons whose name or names appear on the face of this Note as issued by the Company and who shall at that time be registered on the Company’s records and the Register. The initial Registered Holder of this Note is the Holder set forth on the signature page hereto.
8.
Registration. A register for this Note (the “Register”) shall be kept by the Company. The name and address of the Registered Holder of this Note shall be set forth on the Register, both with respect to the payment of principal and interest on the Note. The Holder agrees to provide any information requested by the Company necessary for the Company to maintain its records and the Register.
9.
Payment of Principal and Interest. Payment of either principal or interest on the Note shall be made only to the Registered Holder of this Note.
10.
Additional Amounts. All amounts (whether in respect of principal, redemption amount, interest or otherwise) on this Note will be paid by the Company free and clear of, and without deducting or withholding for, or on account of, any and all present or future taxes, levies, duties, assessments, imposts or governmental charges of whatever nature imposed, assessed, levied or collected by or on behalf of the government of the United States or for the account of any jurisdiction in which the Company is resident for tax purposes (or any political subdivision or taxing authority of the United States or any such jurisdiction) unless the deduction or withholding of any such taxes, duties, levies, imposts, assessments or governmental charges is required by applicable law or regulation of such jurisdiction or any such subdivision or authority, in which case the Company will pay such additional amounts in respect of principal and interest, if any, as may be necessary in order that the net amounts received by the Holder of the Note after such deduction or withholding, shall equal the respective amounts of principal and interest, if any to which such Holder be entitled had such deduction or withholding not been so imposed, assessed, levied or collected.
11.
Legend. The following restrictive legend is applicable to this Note:

The Notes evidenced hereby have not been registered under United States federal or state securities laws or any applicable federal, state or local securities laws of any other jurisdiction and may not be offered for sale, sold, pledged, encumbered or otherwise transferred or assigned for value, directly or indirectly, without registration of such securities under all applicable United States federal and state securities laws, or any applicable federal, state or local securities laws of any other jurisdiction or compliance with an applicable exemption therefrom, such compliance at the option of the Company, to be evidenced by an opinion of Holder’s counsel, in form acceptable to the Company, that no violation of such registration provisions would result from any proposed transfer or assignment. Any Holder that is not a United States Person, agrees for the benefit of the

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Company that prior to the end of the 40-day distribution compliance period within the meaning of Regulation S under the Securities Act of 1933, as amended, any offer, sale, pledge, encumbrance or other transfer or assignment of the Notes shall not be made by it to a United States Person or for the account or benefit of a United States Person, within the meaning of Rule 902 of Regulation S.

12.
Tax Treatment. The Company will treat the Notes as debt in the Company for United States federal income tax purposes. The Holder, by executing this Note hereby agrees to treat the Notes as debt for its own United States federal income tax purposes.
13.
Miscellaneous.
13.1.
Cancellation of Note to be Paid in Full. At such time as this Note and all amounts owing in respect thereof in accordance with the Indenture is paid by the Company in full, the Note shall be retired and the Register updated to provide for its cancellation.
13.2.
No Waiver by Failure to Act. Neither any failure nor delay on the part of the Holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
13.3.
Descriptive Headings. The descriptive headings of the several paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.
13.4.
Governing Law. This Note shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to the conflict of laws principles thereof.
13.5.
Waiver of Jury Trial. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a suit in equity, action at law or other judicial or non-judicial enforcement or administrative proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Note by, among other things, the mutual waivers and certifications in this paragraph.

13.6.
Severability. It is the intention of the parties that this Note be enforceable, in accordance with its terms, to the fullest extent permitted by law. Accordingly, the parties hereto expressly agree that if any portion of this Note or any of its provisions shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, that adjudication shall not affect, impair, or invalidate the remainder of this Note but shall

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be confined in its operation to the provision or provisions of this Note directly involved in the controversy in which such adjudication shall have been rendered. Moreover, the parties hereto hereby agree that a court of competent jurisdiction may modify any provision hereof held invalid or unenforceable (including, without limitation, provisions relating to time or geographic limits) only to the extent necessary to render it valid and enforceable. Any language in this Note to the contrary notwithstanding, no interest shall be charged or collected in excess of the Interest Rate, and in the event of the acceleration of the amounts evidenced by this Note any prepaid and unearned interest and points in excess of a lawful rate of interest to the date of enforcement of payment shall thereupon be refunded to the Company automatically by the crediting of same against the sum then due, but such credit shall not cure or waive any default occasioning acceleration.
13.7.
Amendment and Waiver. Except as otherwise expressly set forth herein or in the Indenture, any term of this Note may be amended only in writing in one or more counterparts signed by the Company and the Holder.
13.8.
Counterparts. This Note may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.)

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SIGNATURE PAGE

NOTE

IN WITNESS WHEREOF, the Company has executed this Note on the date and year first above written.

COMPANY:
INVESTCORP CREDIT MANAGEMENT BDC, INC.

By:
Name:
Title:

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Holder’s Acknowledgment

The undersigned Holder has read this Note in its entirety and does hereby accept and agree to the terms and conditions as set forth in such this Note.

Name of Holder

By:
Name:
Title:

EXHIBIT B

FORM OF ELIGIBLE INVESTOR CERTIFICATE

Investcorp Capital PLC, a company established under the laws of the Abu Dhabi Global Market in the United Arab Emirates (the “Agent”)

as Agent

1137 Register 17, 17, Al Maqam Tower, Abu Dhabi Global Market Square Al Maryah Island,

Abu Dhabi, United Arab Emirates

Attention: The Directors

Investcorp Credit Management BDC, Inc. (the “Issuer”)

280 Park Avenue, 39th Floor

New York, NY 10017

Attention: Suhail A. Shaikh

Re: Eligible Investor Certificate to the Indenture, dated as of March 29, 2026, among the Issuer and Agent (the “Indenture”)

Ladies and Gentlemen:

The undersigned is a prospective investor in and transferee of Securities issued under the Indenture. Terms used, but not otherwise defined, herein shall have the meanings set forth in the Indenture.

The undersigned hereby certifies that it is (a) an Accredited Investor, (b) a Qualified Institutional Buyer, is aware that the offer and sale to it may be made in reliance on Rule 144A or another exemption from registration under the Securities Act and is acquiring the Securities for its own account or for the account of an Accredited Investor or Qualified Institutional Buyer, not with a view to, or for offer or sale in connection with, any distribution of Securities in violation of the Securities Act, or (c) not a United States Person.

Submission of this certificate bearing the purchaser’s electronic signature shall constitute effective delivery hereof. This certificate shall be construed in accordance with, and this certificate and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this certificate shall be governed by, the law of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this _____ day of __________, 20__.

Investcorp Capital PLC

By:
Name:
Title: Authorized Signatory